Exhibit 10.3

INDIGO SECURITIES, LLC

780 THIRD AVENUE, 23RD FLOOR

NEW YORK, NEW YORK  10017

Telephone (212) 972-0900

Facsimile (212) 298-9933

February 15, 2005

Vistula Communications Services, Inc.
40 Portman Square, 4th Floor
London W1H GLT
United Kingdom

Placement Agent Agreement

Gentlemen:

The undersigned, Vistula Communications Services, Inc. (the “Company”), hereby agrees with IndiGo Securities, LLC (“Placement Agent”) as follows:

1.  Offering

A.            The Company hereby engages the Placement Agent to act as its agent in connection with:

(i) the sale by the Company (the “Private Placement” or the “Offering”) of up to $10,000,000 (the “Maximum Amount”), face amount of the Company’s 8% Senior Convertible Debentures (the “Debentures”) and warrants to acquire Company common stock (the “Warrants” and, together with the Debentures, the “Securities”).  The Securities shall be offered on terms as outlined in the Securities Purchase Agreement substantially identical to the form attached hereto as Exhibit A (the “Securities Purchase Agreement”).  The Private Placement shall be conducted as a private placement to be made pursuant to the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 of Regulation D promulgated thereunder, as well as applicable state laws.

(ii) Upon the consummation of the Private Placement, the Placement Agent will provide the Company with ongoing financial and strategic advisory services (“Consulting Services”) including but not limited to the following: (a) assisting in refining the Company’s business strategy, with an eye toward investor perception, (b) assisting in and reviewing shareholder communication strategy and execution, (c) identifying institutional public-market investors and arrange meetings and conference calls, (d) providing introductions to and setting up meetings between the Company’s executives and industry analysts; and (e) assisting the Company in recruiting potential executives, board members, customers and strategic partners by leveraging the Placement Agent’s extensive network of personal and business relationships.  In addition, while the Placement Agent will not act in the role of traditional Investor Relations/Public Relations firm for purposes of preparing and distributing press releases, investor packages, etc., the Placement Agent will provide the Company with recommendations of Investor Relations/Public Relations firms.

B.            The Private Placement will be coordinated with, and conditioned upon the completion of satisfactory due diligence by the Purchasers and the Company’s execution and delivery of this Placement Agent Agreement and the Securities Purchase Agreement, the Debentures, the Warrants, Placement Agent Warrant, Registration Rights Agreement and the Escrow Agreement (the “Escrow Agreement”) substantially in the forms attached hereto as Exhibits A, B, C, D, E and F respectively.

C.            The closings under the Securities Purchase Agreement will be held at the Company’s offices, or the offices of counsel to the Company, or as otherwise agreed by the Company and the purchasers under the Securities Purchase Agreement (the “Purchasers”), where the proceeds of such accepted offers will be delivered to the Company by the Escrow Agent (as defined in the Escrow Agreement)  against delivery by the Company of Securities to the Escrow Agent for further delivery to the Purchasers, and payment to the Placement Agent of its expenses and other compensation due hereunder including, without limitation, up to $30,000 for legal fees of the Placement Agent’s counsel and reasonable disbursements of Placement Agent’s counsel.  The initial closing for the Private Placement (the “Initial Closing”) is anticipated to take place on February 18, 2005.  After the Initial Closing,  an additional closing may take place within 30 days after the Initial Closing as provided in the Securities Purchase Agreement.

D.            The Private Placement shall terminate on the earlier of:

(i)            the date on which the Maximum Amount of Securities has been sold; or

(ii)           the date which is thirty days after the Initial Closing (the “Offering Termination Date”).

2.  Subscriptions and Disbursements of Proceeds

A.            From the date of this Agreement until the Offering Termination Date (the “Offering Period”) , the Securities will be offered by the Company, with the assistance of the Placement Agent, by means of subscription documents which shall include the Company’s Form 10-SB as most recently amended (the “Subscription Documents”) which shall be delivered to each potential investor.    The Securities will be sold only to Accredited Investors as that term is defined in Regulation D of the Act.

B.            The Placement Agent shall only be obligated to assist the Company with the sale of Securities on a “best efforts” basis as described above.

C.            Each of the Company and the Placement Agent reserves the right to reject any subscriber in its respective sole discretion, provided that the Company shall not reject any subscription tendered by an Accredited Investor unless such investor fails to satisfy legal requirements to which the Company is subject and is unable to satisfy such requirement without undue hardship or disruption to the conduct of the Private Placement.

D.            All funds of subscribers shall be placed with the Escrow Agent in a non-interest bearing bank escrow account subject to the terms of the Escrow Agreement, to comply with Rule 15c2-4 of the Securities Exchange Act of 1934 (the “Exchange Act”).

3.  Further Agreements of the Company

The Company agrees, at its expense and without any expense to the Placement Agent, as follows:

A.            As soon as the Company is either informed or becomes aware thereof, to advise the Placement Agent of any material adverse change in the Company’s financial condition, business prospects, or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Subscription Documents.

B.            To provide the Placement Agent with a copy of all documents, reports and information as may be reasonably requested by the Placement Agent in connection with the Subscription Documents, or the Company’s business plans or prospects.

C.            To provide the Placement Agent with a copy of a list of stockholders, as requested.

D.            To provide the Placement Agent with as many copies of the Subscription Documents, and amendments thereof, as the Placement Agent may reasonably request.

E.             In connection with the consummation of the Offering, the Company agrees to execute the Securities Purchase Agreement, Debenture, Warrant, Placement Agent Warrant, Registration Rights Agreement and the Escrow Agreement substantially identical to the forms attached hereto as Exhibits A, B, C, D, E and F, respectively.

4.  Commissions, Agreements and Expenses

A.            Cash Fee.

(i)                                                                                     At each closing, the Placement Agent will receive a cash fee (the “Cash Fee”) equal to 10.0% percent of the aggregate purchase price of the Securities sold at such closing.

(ii)                                                                                  At the final closing of Securities, the Company shall deliver to the Placement Agent or its designees a warrant agreement (the “Agent Warrants”) exercisable for a number of common shares of the Company equal to the Cash Fee attributable to the sale of Securities divided by $1.00 in the form of Exhibit D.

(iii)                                                                               The Placement Agent shall receive a cash fee of $20,000 per month (“Consulting Fee”) for Consulting Services for a period of 12 months beginning on the first closing of the Offering, provided that, the Company shall be entitled to review the Placement Agent’s performance of Consulting Services after 6 months.  The Company shall be entitled to terminate this Consulting Services agreement upon written notice to the Placement Agent following the expiration of this six-month period. The Placement Agent shall have a monthly option to accept 10,000  common stock warrants exercisable at $1.00 in lieu of ½ of the cash Consulting Fee payable for that month.

B.            At the final closing, the Company shall deliver to the Placement Agent or its designees Agent Warrants exercisable for a number of common shares of the Company issuable under Section 4.A.(i)(b) above.  The Placement Agent shall be entitled to the same registration rights with respect to the shares underlying the Agent Warrants as the registration rights received by investors in the Offering.

C.            The Placement Agent and its affiliates  shall have the right to purchase Securities in the Private Placement net of cash commissions payable to the Placement Agent hereunder and the Placement Agent shall receive its pro rata share of the Agent Warrants in connection with any such investment; provided that (i) the Company’s issuance of such Agent Warrants will be the same as and have the same economic effect to the Company as if the such Securities were purchased by a third party investor, and (ii) the purchase of such Securities by the Placement Agent will not cause the Company to exceed its Maximum Amount.

D.            The Company will furnish at its expense such quantities of the Subscription Documents and instruments as the Placement Agent may reasonably request.  In addition, the Company will pay for all Blue Sky filing fees, counsel fees and disbursements with respect to Blue Sky qualification.  All required Blue Sky filings and federal securities law filings shall be prepared by counsel to the Company.

E.             If, at any time up to and including the final closing of a sale of Securities, or the termination of this Agreement by the Company (whichever is earlier), or within the 12 month period after the termination of the Offering Period, the Company or any of its affiliates conducts a private placement of securities to any investor whom the Placement Agent introduced to the Company during the Offering Period, the Company will pay the Placement Agent the Section 4.A. Cash Fee and Agent Warrant with respect to such sale, calculated in accordance with the preceding paragraphs 4.A. and B.

F.             A 50% discount to the Cash Fee and the Agent Warrants shall apply to any investor in the Offering introduced to the Placement Agent or the Company by a member of the Company’s management team (including without limitation, Bushido Capital).

5.  Representations, Warranties and Covenants of the Placement Agent

A.            This Agreement has been duly and validly authorized by the Placement Agent and is a valid and binding agreement of the Placement Agent, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles or public policy, (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iv) insofar as indemnification and contribution provisions may be limited by applicable laws. The Placement Agent has the necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

B.            The Placement Agent is a limited liability company duly organized and validly existing under the laws of the State of Delaware; the execution and delivery by the Placement Agent of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any material agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound or any judgment, decree, order or, to the Placement Agent’s knowledge, any material statute, rule or regulation applicable to it.

C.            The information contained in the Subscription Documents relating to the Placement Agent is complete and correct and does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements thereto, in light of the circumstances under which they were made, not misleading.

D.            The Placement Agent will deliver, or will obtain the agreement of selected dealers that they will deliver, to each purchaser, prior to any submission by such persons of a written offer to purchase any Securities, a copy of the Subscription Documents, as such documents may have been most recently amended or supplemented by the Company.

E.             Upon receipt of executed Subscription Documents and the payments representing subscriptions for such Securities, the Placement Agent will promptly forward copies of the Subscription Documents to the Company and shall forward all payments for such Securities to the Escrow Agent.

F.             The Placement Agent will not deliver the Subscription Documents to any person it does not reasonably believe to be an Accredited Investor as defined in Regulation D.

G.            The Placement Agent will not take any action that it reasonably believes would cause the Offering to violate the provisions of Regulation D or the Act.

H.            The Placement Agent shall have no obligation to insure that (a) any check, note, draft or other means of payment for any Debentures will be honored, paid or enforceable against the subscriber in accordance with its terms or (b) subject to the performance of the Placement Agent’s obligations and the accuracy of the Placement Agent’s representations and warranties hereunder, the Offering is exempt from the registration requirements of the Act or any applicable state or foreign “blue sky” law.

I.              Nothing contained herein shall be deemed to constitute a representation or warranty by the Placement Agent with respect to the Company’s compliance with the provisions of Regulation D or the Act.

J.             The Placement Agent is a member of the National Association of Securities Dealers, Inc. (the “NASD”) and is duly permitted under NASD rules and regulations to act in its capacity recited herein.

6.  Representations, Warranties and Covenants of the Company

For purposes of the representations warranties and covenants contained in this Section 6, the term “Company” refers collectively to Vistula Communications Services Inc. and its affiliates.  The Company represents, warrants and covenants as follows:

A.            This Agreement has been duly and validly authorized by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles or public policy, (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iv) insofar as indemnification and contribution provisions may be limited by applicable law.  The Agent Warrants to be issued by the Company pursuant to  this Agreement will be duly authorized and, when the shares of common stock issuable upon exercise of the Agent Warrants (the “Warrant Shares”) are issued and paid for in accordance with the  Agent Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable; the holders of the Warrant Shares will not be subject to personal liability solely by reason of being such holders; and all corporate action required to be taken for the authorization, issuance and sale of the Warrant Shares will be duly and validly taken by the Company.

7.  Additional Agreements

A.            The Placement Agent shall have the right to send a representative (“PA Representative”) to attend and observe (but not vote at) all meetings of the Company Board of Directors and receive notice of such meetings and all materials distributed by the Company to Board members in the same manner and within the same periods of time as the members of the Board of Directors, provided, however, that the Company reserves the right to exclude the PA Representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information or for other similar reasons (such rights the “PA Observer Rights”).  The Placement Agent and the PA representative shall execute the Company’s form Confidentiality Agreement attached hereto as Exhibit G prior to the PA Representative observing meetings of the Company’s Board of Directors or receiving any materials distributed by the Company to Board members.   The PA Observer Rights described in this Paragraph 7.A. shall terminate on the earlier of: (i) two (2) years from the date hereof, or (ii) the date on which at least two-thirds (2/3) of the Debentures have been converted.

8.  Indemnification

A.            The Company agrees to indemnify and hold harmless the Placement Agent, its employees and representatives and each person who controls the Placement Agent within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law in connection with(i) any breach of any representation or warranty of the Company under this Agreement or the Subscription Documents; (ii) any untrue statement of a material fact by the Company in the Subscription Documents; or (iii) any omission of a material fact necessary in order to make the statements in the Subscription Documents, in light of the circumstance under which they were made, not misleading (the “Covered Matters”) , and to reimburse persons indemnified as above for any legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation arising from any of the Covered Matters whether or not resulting in any liability, provided, however, that the indemnity agreement contained in this Section 8.A. shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company, nor shall it apply to the Placement Agent or any person controlling the Placement Agent in respect of any such losses, claims, damages, or liabilities arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon information furnished by the Placement Agent specifically for use in connection with the preparation of documents to be provided to prospective investors or any amendment thereof or supplement thereto or by reason of improper selling practices (including failure to comply with, or a violation of, any law or regulation by the Placement Agent, its officers, directors and registered placement agents).  The Placement Agent agrees within ten days after the receipt by it of written notice of the commencement of any action against it or against any person controlling it as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this Section 8.A., to notify the Company in writing of the commencement thereof.  The omission of the Placement Agent so to notify the Company of any such action shall not relieve the Company from any liability which it may have to the Placement Agent or any person controlling it as aforesaid on account of the indemnity agreement contained in this subsection except to the extent that such liability would not have been incurred had such notice been given.  In case any such action shall be brought against the Placement Agent or any such controlling person and the Placement Agent shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Placement Agent or such controlling person or persons, defendant or defendants in the litigation; provided, that the Company shall not be required to pay for more than one firm of counsel for all indemnified parties.  The Company agrees to notify the Placement Agent promptly of the commencement of any litigation or proceeding against it or in connection with the issue and sale of any of its securities and to furnish to the Placement Agent, at its request, copies of all pleadings therein and permit the Placement Agent to be an observer therein and apprise the Placement Agent of all developments therein, all at the Company’s expense.

B.            The Placement Agent agrees, in the same manner and to the same extent as set forth in Section 8.A. of this Agreement, to indemnify and hold harmless the Company, its officers, directors, employees and representatives, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, with respect to any statement in or omission from the information provided to investors any amendments thereto, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Placement Agent, on its behalf, specifically for use in connection with the preparation of documents to be provided to prospective investors or any amendment thereof or supplement thereto or by reason of improper selling practices (including failure to comply with, or a violation of, any law or regulation by the Placement Agent, its officers, directors and registered placement agents). The Placement Agent shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent.  In case of commencement of any action, in respect of which indemnity may be sought from the Placement Agent on account of the indemnity agreement contained in this Section 8.B., each person agreed to be indemnified by the Placement Agent shall have the same obligation to notify the Placement Agent as the Placement Agent has toward the Company in Section 8.A. of this Agreement, subject to the same potential loss or reduction of indemnity in the event such notice is not given, and the Placement Agent shall have the same right to participate in (and to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by one firm of counsel of recognized standing and satisfactory to the Company.  The Placement Agent agrees to notify the Company promptly of the commencement of any litigation or proceeding against it or against any such controlling person, of which it may be advised, in connection with the issue and sale of any of the securities of the Company, and to furnish the Company at its request copies of all pleadings therein and permit the Company to be an observer therein and apprise it of all developments therein, all at the Placement Agent’s expense.

C.            The respective indemnity agreements between the Placement Agent and the Company contained in Sections 8.A. and 8.B. of this Agreement, and the representations and warranties of the Company set forth elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or by or on behalf of any controlling person of the Placement Agent or the Company any controlling person of the Company, shall survive the delivery of the Securities.  Any successor of the Company and the Placement Agent or of any controlling person of the Placement Agent, as the case may be, shall be entitled to the benefits of the respective indemnity agreements.

D.            In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 8 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 8, then, and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportions so that the Placement Agent is responsible for the proportion that the fees provided for herein bear to the purchase price of the Securities, and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

E.             Within ten days after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the “contributing party”), notify the contributing party, in writing, of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder.  In case any such action, suit or proceeding is brought against any party, and such party so notifies a contributing party or his or its Placement Agent of the commencement thereof within the aforesaid ten days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.  Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party.  The contribution provisions contained in Section 8 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

9.  Payment of Expenses

The Company hereby agrees to bear all of its expenses in connection with the Private Placement, including, but not limited to, the following:  filing fees, bank escrow fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of offering material, informational meeting costs, registrar and transfer agent fees, the Company’s counsel and accounting fees, issue and transfer taxes, if any, and any Blue Sky counsel fees and expenses of the Placement Agent’s counsel.  In this connection, Blue Sky applications for registration of the Securities or exemption therefrom shall be made in such states and jurisdictions as shall be reasonably requested by the Placement Agent provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation or to file a general consent to service of process.

10.  Termination.

The Company may terminate the Private Placement in its sole discretion prior to any closing hereunder.  In the event that the Company determines to terminate the Private Placement from and after the date hereof through the end of the Offering Period for any reason other than the Placement Agent’s material breach of the terms of this Agreement, the Company shall immediately pay to the Placement Agent the amount due as set forth in Section 4 hereof.

11.  Miscellaneous.

A.            All covenants, warranties and representations herein contained shall survive the Closing Date and execution of this Agreement, and any investigation made by the party relying upon such warranty and/or representation.

B.            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

C.            Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when either deposited in the United States mail, registered return receipt requested, when received if personally delivered, or when sent by overnight courier, addressed as follows:

To the Placement Agent:	Indigo Securities, LLC
780 Third Avenue
Suite 2302
New York, NY 10017

Attention: Eric Brachfeld

To the Company:	Vistula Communications Services, Inc.
40 Portman Square, 4th Floor
London W1H GLT
United Kingdom
Attention: Chief Executive Officer

with copy to:
Foley Hoag LLP
155 Seaport Boulevard
Boston, MA 02210
Attention: Paul Bork, Esq.

or to such other address of which written notice is given to the other party.

D.            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of laws.

E.             The parties hereto irrevocably submit to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Agreement.  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.  Each party hereto agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect a party’s right to serve process in any other manner permitted by law.  Each party agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

F.             This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

G.            If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

12.  Right of First Refusal.

The Placement Agent shall have a right of first refusal to serve as (i) placement agent with respect to any private offering or sale of the securities of the Company or successor to the Company and (ii) financial advisor in any merger, acquisition, sale or similar transaction by the Company (other than an underwritten public offering) for a period of eighteen (18) months following the expiration of the Offering Period.

IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the 15th day of February, 2005.

IndiGo Securities, LLC

By:	/s/ Eric Brachfeld
Eric Brachfeld, Managing Partner

Vistula Communications Services Inc.

By:	/s/ Rupert Galliers-Pratt
Rupert Galliers-Pratt, President and Chief Executive Officer

EXHIBIT A

SECURITIES PURCHASE AGREEMENT

[see Exhibit 10.1 to this current report]

EXHIBIT B

DEBENTURE

[see Exhibit 4.1 to this current report]

EXHIBIT C

WARRANT

[see Exhibit 4.2 to this current report]

EXHIBIT D

PLACEMENT AGENT WARRANT

[see Exhibit 4.2 to this current report]

EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

[see Exhibit 10.2 to this current report]

EXHIBIT F

ESCROW AGREEMENT

[see Exhibit 10.4 to this current report]

EXHIBIT G

CONFIDENTIALITY AGREEMENT

Agreement dated                            , 2005 (“Agreement”), by and among Vistula Communications Services, Inc., a Delaware corporation (the “Company”), Indigo Securities, LLC, a Delaware limited liability company (the “Placement Agent”) and the undersigned individual (the “Observer”).  Each of the Company, Placement Agent and Observer may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, pursuant to the terms and conditions contained in that certain Placement Agent Agreement dated as of February 15, 2005, by and between the Company and the Placement Agent (the “Placement Agent Agreement”), the Company has granted the Placement Agent the right to send an observer to attend meetings of the Company’s Board of Directors and the right to receive certain information distributed by the Company to members of its Board of Directors, which rights are conditioned, among other things, on the Placement Agent and the Observer entering into a confidentiality agreement in the form hereof;

WHEREAS, the Placement Agent has exercised its right to send the undersigned Observer to attend one or more meetings of the Company’s Board of Directors in accordance with the Placement Agent Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.             Proprietary Information.  As used in this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company or any of its subsidiaries, including, without limitation, any invention, discovery, development, vendor information, customer information, apparatus, equipment, trade secret, process, patent application, patent positioning, patent strategy, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, employee list, all of the books and records of the Company and its subsidiaries, contents of discussions at meetings of the Company’s Board of Directors, confidential memoranda and lists of participants in any projects involving the Company’s products or services or proposed products or services, in each case, that is communicated to, learned of, developed or otherwise acquired by the Observer or by the Placement Agent.  In addition, the term “Proprietary Information” shall be deemed to include any notes, analyses, compilations, studies, interpretations, memoranda or other documents prepared by the Observer or the Placement Agent which contain, reflect or are based upon, in whole or in part furnished to the Observer or the Placement Agent pursuant hereto.

1.             Use, and Disclosure of Proprietary Information.  The Placement Agent and the Observer shall hold in confidence, and shall not disclose (or, in the case of the Placement Agent, permit or suffer its officers, employees or agents to disclose) to any person outside the Placement Agent’s organization other than the Placement Agent’s attorneys or other professional advisors who owe a duty of confidentiality to the Placement Agent (“Permitted Advisors”), any Proprietary Information.  The Placement Agent, the Observer and the Permitted Advisors shall use such Proprietary Information only in connection with the performance by the Placement Agent of its obligations under the Placement Agent Agreement and its representation of investors and shall not use or exploit such Proprietary Information for their own benefit or the benefit of another without the prior written consent of the Company.  The Observer and the Placement Agent shall disclose Proprietary Information received by them under this Agreement only to persons within the Placement Agent’s organization and to Permitted Advisors who have a need to know such Proprietary Information in connection with the performance by the Placement Agent of its obligations under the Placement Agent Agreement and who agree to protect the confidentiality of such Proprietary Information in accordance with the terms of this Agreement.  The Placement Agent and the Observer shall adopt and maintain programs and procedures which are reasonably calculated to protect the confidentiality of Proprietary Information and shall be responsible to the Company for any disclosure or misuse of Proprietary Information which results from a failure to comply with this provision.  The Placement Agent and the Observer will promptly report to the Company any actual or suspected violation of the terms of this Agreement and will take all reasonable further steps requested by the Company to prevent, control or remedy any such violation.

2.             Limitation on Obligations.  The obligations of the Placement Agent and the Observer specified in Section 2 above shall not apply, and the Placement Agent and the Observer (solely for the purposes of this Section 3, collectively, the “Receiving Parties”) shall have no further obligations, with respect to any Proprietary Information to the extent the Receiving Parties, can demonstrate, by substantial evidence, that such Proprietary Information:

(a)           is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Receiving Parties;

(b)           is in the Receiving Parties’ possession at the time of disclosure otherwise than as a result of the Receiving Parties’ breach of any legal obligation;

(c)           becomes known to the Receiving Parties through disclosure by sources other than the Company having the legal right to disclose such Proprietary Information;

(d)           is independently developed by the Receiving Parties without reference to or reliance upon the Proprietary Information; or

(e)           is required to be disclosed by the Receiving Parties to comply with applicable laws or governmental regulations; provided that the Receiving Parties provide prior written notice of such disclosure to the Company and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

3.             Ownership of Proprietary Information.  The Placement Agent and the Observer agree that the Company is and shall remain the exclusive owner of the Proprietary Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein.  No license or conveyance of any such rights to the Placement Agent or the Observer is granted or implied under this Agreement.

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4.             Return of Proprietary Information.  The Placement Agent and the Observer shall, upon the termination of the Placement Agent Agreement or upon the request of the Company, return to the Company all drawings, documents and other tangible manifestations of Proprietary Information received by the Placement Agent or the Observer pursuant to this Agreement (and all copies and reproductions thereof).

5.             Miscellaneous.

(a)           This Agreement supersedes all prior agreements, written or oral, between the Company, the Placement Agent and the Observer relating to the subject matter of this Agreement.  This Agreement may not be modified, amended or discharged, in whole or in part, except by an agreement in writing signed by the Company, the Placement Agent and the Observer.

(b)           This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns. If the Placement Agent wishes to replace the Observer under the Placement Agent Agreement with another representative of the Placement Agent in accordance with the Placement Agent Agreement, the Placement Agent and such replacement observer shall be required to execute and deliver a confidentiality agreement in substantially the form of this Agreement as a condition to the Placement Agent exercising its right to appoint a replacement observer under the Placement Agent Agreement.

(c)           This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(d)           The provisions of this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Placement Agent and the Observer to be reasonable for such purpose.  The Placement Agent and the Observer agree that any breach of this Agreement will cause the Company substantial and irreparable damages and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Company shall have the right to seek specific performance and other injunctive and equitable relief.

(e)           For the convenience of the Parties, this letter agreement may be executed by facsimile and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on the Parties hereto.

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EXECUTED as a sealed instrument as of the day and year first set forth above.

VISTULA COMMUNICATIONS SERVICES, INC.

By:
Name:
Title:

INDIGO SECURITIES, LLC

By:
Name:
Title:

[name of observer]

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